UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) appointed Suzanne B. Rudy to the Board, effective immediately. The Board has determined that Ms. Rudy is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules and an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K. Ms. Rudy will serve on the Board’s Compensation Committee, Nominating Committee, and as Chair of its Audit Committee. She replaces John T. Kurtzweil on the Board, who, as previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2017, resigned from his position on the Board in connection with his transition to Chief Financial Officer of the Company.

Ms. Rudy, age 62, most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer and Assistant Secretary of Qorvo, Inc., a publicly-traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc. predecessor, RF Micro Devices, Inc., in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly-traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

There are no arrangements or understandings between Ms. Rudy and any other person pursuant to which she was appointed as a director, nor are there any family relationships between Ms. Rudy and any other executive officer or director of the Company. The Company is not aware of any relationships or transactions in which Ms. Rudy has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her service as a director to the Company, Ms. Rudy will receive prorated compensation commensurate with the compensation to be paid to the Company’s directors for the fiscal year ending June 30, 2018, as and when determined by the Board.

On July 18, 2017, the Company issued a press release announcing Ms. Rudy’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No. Description

99.1	Press release dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  July 18, 2017

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release dated July 18, 2017.